UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 3, 2007
TACTICAL AIR DEFENSE SERVICES, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-79405 (Commission File Number)	88-0455809 (IRS Employer Identification No.)
5501 Airport Drive, Denison, Texas 75020 (903) 786-5300 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Executive Officer and Director

On August 3, 2007 Mr. Mark Daniels, a director and executive officer of the Company and Mr. Victor Miller, a director and officer of the Company each resigned from all positions with the Company to pursue other ventures. Mr. Mark Daniels will continue to assist the Company as an independent consultant at terms to be negotiated after termination.

The Company provided Messrs. Mark Daniels and Victor Miller with a copy of this Form 8-K and requested that they provide the Company with a letter stating whether they agree with the statements made herein and if not, to stating in what respects they disagree.

Appointment of New Directors Principal Accounting Officer

Additionally, as of August 3, 2007, Mr. Donald Goldstein was appointed as a director of the Company, joining Fred Daniels on the Board of Directors (the “Board”). Additionally, Mr. Farley, our Vice President at the time of resignation of the above individuals, was also appointed as Principal Accounting Officer.

Mr. Donald Goldstein, age 65, has over 40 years of life insurance sales and agency management experience and has come out of early retirement to assist the Company. Prior to 2004 and since 1997 Mr. Goldstein was President and founder of Reliance Financial and Investment Group, Inc., and his related corporate entities that marketed financial alternatives to a national professional life insurance sales force, with headquarters in Florida. Prior to such time and since 1994 Mr. Goldstein was President of American Benefits Group, Inc. which was a publicly traded company subject to the reporting requirements of the Securities Exchange of 1934, as amended, at the time. Prior to such time and since 1968, Mr. Goldstein served in various life insurance sales and management capacities for a number of life insurance companies namely, First Capital Life, Old Republic Life, Commercial Union Life. Mr. Goldstein received an Associates Degree from Staten Island Community College. Mr. Goldstein will not receive compensation as a member of the Board.

In early 2002 Reliance Financial and Investment Group, Inc. and certain related entities controlled by Mr. Goldstein, filed for Chapter 7 Bankruptcy protection and liquidation in Bankruptcy Court for the Southern District of Florida, Palm Beach County (the “Bankruptcy Court”) as a result of significant changes in market condition and legislation within the viatical industry. Between 2002 and through the discharge granted by the Bankruptcy Court in June of 2004, Mr. Goldstein was involved with the winding down of the affairs of these entities.

The directors of the Company do not receive any compensation for their services as members of the Board, but are entitled to reimbursement for expenses incurred in connection with their attendance at Board meetings. Officers are appointed by the Board and serve at the discretion of the Board.

To the best of the Company’s knowledge, there are no proceedings to which any of the foregoing individuals, or any associate of any such person, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

There are no family relationships among our directors or officers.

Certain Relationships and Related Transactions

Prior to the appointment of the above persons as, such persons were not directors of, nor did any of them hold any position with the Company. Mr. Don Goldstein consented to hold the above referenced Board position with the Company and, to the best of his knowledge, Mr. Goldstein (i) does not have a family relationship with any of the directors, executive officers or control persons of the Company; (ii) does not beneficially own any equity securities, or rights to acquire any equity securities of the Company other than as disclosed in this Current Report on 8-K; (iii) has not been involved in any transactions with the Company, nor has he had any business relationships with the Company or any of its directors, executive officers or affiliates; and (iv) has not been the subject of any civil regulatory proceeding or any criminal proceeding.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

No financial statements are required to be filed herewith.

(b) Pro forma financial information.

No pro forma financial statements are required to be filed herewith.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTICAL AIR DEFENSE SERVICES, INC.

Date: August 9, 2007	By:	/s/ John Farley
John Farley
Title Vice President, Principal Accounting Officer